Exhibit 99.1

Soluna Announces Monthly Business Update

Project Dorothy 2 completes Phase 2 construction and begins customer ramp-up; Project Kati prepares for groundbreaking

ALBANY, NY, August 7, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its July 2025 project site-level operations, developments, and updates.

As part of this update, the Company has also published its latest 2025 Earnings Power Presentation, illustrating the long-term profitability potential. The presentation can be found on Soluna’s Investor Relations webpage.

The Company has provided the following Corporate and Site Updates.

Key Company Metrics:

The monthly metrics are now available here.

Corporate Highlights:

●	2025 Earnings Power Presentation Published – Soluna outlines the long-term profitability potential of its Renewable Computing platform, highlighting scalable unit economics, project-level returns, and future hosting capacity. Download the presentation here.

●	2025 Shareholder Letter and Investor Presentation Released – CEO John Belizaire shares Soluna’s vision for Renewable Computing, progress across key strategic pillars, and a roadmap to long-term growth and profitability. Read the letter and download the presentation here.

●	$20M Secured to Launch Project Kati 1 – Spring Lane Capital expands its investment in Soluna to fund the first 35 MW of Project Kati, a wind-powered data center site in Texas. Construction is expected to begin in Q3 2025. Read the announcement here.

●	Dorothy 2 Reaches Full Capacity – A 30 MW expansion with a top-tier Bitcoin miner marks the third deployment with this long-standing customer, bringing Project Dorothy 2 to full hosting capacity. Learn more about this milestone here.

●	$5 Million Public Offering Completed – Soluna strengthens its balance sheet with a successful capital raise to support upcoming growth initiatives and operating flexibility. Read the press release here.

●	Blockspace Media Features CTO Dip Patel – In a timely analysis of the One Big Beautiful Bill, Patel explains how the legislation impacts clean energy development, and why Soluna is doubling down on sustainable infrastructure. Read the article here.

●	The Wall Street Resource Interviews CEO John Belizaire – Belizaire shares Soluna’s approach to unlocking stranded renewable energy, the strategic evolution of its hosting business, and what’s next for green data centers. Listen here.

●	Flanigan’s Eco-Logic Hosts CEO John Belizaire – In a conversation titled “Renewably Powered Artificial Intelligence,” Belizaire explores how Soluna is building data centers that align AI growth with clean energy innovation. Listen here.

●	New Blogs - Our team shares insights on why Soluna is expanding into solar, how the One Big Beautiful Bill threatens renewable progress, and what recent regulatory shifts mean for Bitcoin’s future. Read our latest blogs here.

●	New Podcast Season - In the Season 6 premiere of Clean Integration, the Soluna team discusses “Why Hosting Is No Longer Plan B for Bitcoin Miners”. Listen here.

●	New AMA – CEO John Belizaire answers shareholders’ and potential investors’ most-asked questions in the latest installment of Soluna’s “Ask Me Anything” (AMA) series. Get the answers here.

Key Project Updates:

Project Dorothy 1A (25 MW, Bitcoin Hosting) / Project Dorothy 1B (25 MW, Bitcoin Prop-Mining):

●	The site continues to experience increased curtailment hours during the hottest periods of the summer.
●	Fleet upgrades for two hosting customers at Dorothy 1A have been completed.
●	Planning has progressed at Dorothy 1B with our JV partner to consolidate aging miners and invest in new miners to increase hashrate performance.

Project Dorothy 2 (48 MW Under Construction, Bitcoin Hosting):

●	Substantial completion of Phase 2 construction was achieved, and customer ramping is expected to begin getting the phase fully online and hashing within the next three weeks
●	Phase 3 construction continues to progress with completion of the site planned for October or November.

Project Sophie (25 MW, Bitcoin Hosting with Profit Share, AI Hosting):

●	The site has continued to navigate through extreme heat conditions, operating at greater than 90% availability.

Project Kati (166 MW Under Development, Bitcoin Hosting and AI):

●	Final approval of the tax abatement is pending to begin construction.
●	Contracting for Kati 1 (up to 83 MW) construction of Bitcoin Hosting has been completed, and the mobilization of civil construction in support of Phase 1 is expected to take place in late August.
●	Soluna closes $20M funding from partner Spring Lane Capital and is expected to begin construction on Project Kati 1 in Q3 2025 (35 MW).

Pipeline Highlights:

●	Development activities continue on Projects Hedy, Ellen, and Annie, with progress across PPA negotiations, ERCOT planning, and land acquisition accelerating.
●	The 2.8 GW pipeline continues to expand with new curtailment assessment and term sheet negotiations underway.

Customer Success:

●	All Project Dorothy 2 contracting completed for 2025; 48 MWs fully marketed and at full hosting capacity, both with brand new customers and current partner expansions.
●	Continuing to successfully deploy the 3 partnership agreements recently signed in May/June.

View Soluna’s recent AMA here.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business and our expectations with respect to the completion of Project Dorothy 2 and Project Kati, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 31, 2025. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

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YouTube: youtube.com/c/solunacomputing

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Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co